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                                                                      EXHIBIT 21


                         PEREGRINE PHARMACEUTICALS, INC.
                           SUBSIDIARIES OF REGISTRANT


         During January 2002, the Company announced the formation of Avid Bioservices, Inc., a wholly-owned subsidiary of Peregrine Pharmaceuticals, Inc.

         On April 24, 1997, the Company acquired its wholly-owned subsidiary, Vascular Targeting Technologies, Inc. (formerly known as Peregrine Pharmaceuticals, Inc.).